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                     [LETTERHEAD OF DELOITTE & TOUCHE LLP]





INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of The Pep Boys - Manny, Moe & Jack on Form S-8 of our report dated March 20, 1995 appearing in the Annual Report on Form 10-K of The Pep Boys - Manny, Moe & Jack for the year ended January 28, 1995.


DELOITTE & TOUCHE LLP
Philadelphia, Pennsylvania

/s/ Deloitte & Touche

July 27, 1995



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